UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market
6.625% Senior Unsecured Notes due 2022	AFHBL	OTC Markets - Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a)(2) Effective October 31, 2019, the Audit Committee of the Board of Directors of Atlas Financial Holdings, Inc. (the “Corporation”) engaged the firm of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Corporation’s independent registered public accounting firm to audit the Company’s financial statements commencing with the fiscal year ended December 31, 2018. During the fiscal years ended December 31, 2016 and December 31, 2017, and the subsequent interim period through October 31, 2019, neither the Corporation nor anyone acting on its behalf consulted with Baker Tilly regarding (1) either the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Corporation’s financial statements, nor did Baker Tilly provide a written report or oral advice to the Corporation that Baker Tilly concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions related to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Corporation has provided Baker Tilly a copy of the disclosures in this Form 8-K and the opportunity to furnish it with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Corporation's expression of its views, or the respects in which Baker Tilly does not agree with the Corporation's statements herein. Baker Tilly has not furnished any such letter to the Corporation.

Item 8.01. Other Events.

As previously announced, it was anticipated that Gateway Insurance Company (“GIC”), an indirect insurance subsidiary of the Corporation, would be placed into rehabilitation along with American Country Insurance Company (“ACIC”) and American Service Insurance Company, Inc. (“ASIC”). On October 16, 2019, the Circuit Court of Cook County, Illinois entered an Agreed Order of Rehabilitation (the “Order”) with respect to GIC pursuant to a complaint filed by the Director of the Illinois Department of Insurance (the “Department”). Pursuant to the Order, Robert H. Muriel, the Director of the Department, and his successors in office, was affirmed as the statutory rehabilitator (the “Rehabilitator”) and will oversee GIC’s operations. As previously disclosed in the Corporation’s Current Report on Form 8-K filed on July 10, 2019, ACIC and ASIC were previously placed into rehabilitation pursuant to a complaint filed by the Director of the Department. The management of GIC, ACIC and ASIC will continue to work with the Rehabilitator and regulators to formalize a plan with the objective of supporting policyholders and agents. Management’s overriding strategic plan continues to include a transition of business from these insurance companies to alternative markets within a reasonable period of time utilizing the existing platform of the Corporation’s indirectly wholly-owned Managing General Agency to work with strategic external insurance and reinsurance partners.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
October 31, 2019